BlackRock Liquidity Funds: MuniCash
File Number:  811-02354
CIK Number: 0000097098
For the Period Ended: 10/31/2006

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period October 1 through October 31, 2006.

                      Sales (In Thousands)

TRANSACTION   FACE         SECURITY                           DUE
DATE          AMOUNT       DESCRIPTION              RATE      DATE
__________    _____        ____________             ____      _____
10/20/2006   $4,200    Ohio Hsg Fin Agy Mtg Rev     3.58%   03/01/2037
10/20/2006    3,900    Pennsylvania Hsg Fin Agy     3.56    04/01/2034